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                                                                Exhibit 23(b)


                       Consent of Independent Accountants


We consent to the inclusion in this registration statement on Form S-4 (Registration No. 333-46435) of our report dated February 16, 1998 on our audits of the financial statements of The Park Lane Group. We also consent to the reference to our Firm under the caption "Experts".






Coopers & Lybrand L.L.P.

Menlo Park, California

May 6, 1998